EXHIBIT 10.9

[*] Refers to confidential portions of document omitted pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, and filed separately with the Commission.


                     SALES AGENCY AGREEMENT

BETWEEN:

     Igene Biotechnology Inc., 9110 Red Branch Road, Columbia, MD
     21045, USA, a Company incorporated under the laws of the State of Maryland (hereinafter referred to as "Igene" or the "Principal")

AND:

     ProBio Nutraceuticals AS, Forskningsparken i Tromso, 9291
     Tromso, Norway, a joint stock company incorporated under the laws of the Kingdom of Norway (hereinafter referred to as "ProBio" or the "Agent")

WHEREAS:

A. The Principal manufacturers and holds various rights for Astaxanthin referred to and described in Annex 1
     (hereinafter "the Products");

B. The Product is an important ingredient in feed to marine species, especially farmed salmon, and the Principal wishes to further develop and commercialize the Product by way of sales to the marine feed market on a global basis.

C. ProBio is in the business of marketing complimentary products to customers in the market for marine feed world-wide.

D. ProBio wishes to act as a sales agent for the Principal by way of establishment and operation of a sales network for sale either directly or to appointed subagents throughout the world (the "Territory").

E. The Principal appoints ProBio as its worldwide exclusive agent under the terms and conditions set out below.

F. The Principal and ProBio intend to seek additional opportunities to work together and to assist each other in other areas.

1.   Grant and terms of agency

1.1 The Principal hereby appoints the Agent to be the exclusive worldwide agent for the Principal for the marketing and the promotion of the sale of the Products to customers resident or carrying on business in the Territory and for the soliciting from such customers and transmission to the Principal of requests for quotations or orders for the Products for sale in the Territory. The Agent hereby agrees to act as the Principal's agent for the sale of the Products in the Territory.
                                -Page 1-

1.2 During the existence of this Agreement, the Principal shall not be entitled to appoint any other agent in relation to the Products.

1.3 This Agreement shall be effective on 1 January 2001, and shall continue as provided in Section 9.1, unless terminated in accordance with the provisions of this Agreement.

1.4 This Agreement shall cover sales of Products produced directly by the Principal or manufactured by a third party pursuant to an agreement between the Principal and such third party.

2.   The Agent's responsibilities

2.1 During the period of this Agreement the Agent shall serve the Principal as agent pursuant to the terms of this Agreement, with all due and proper diligence, observe all reasonable instructions given by the Principal, and use its best endeavors to increase the sale of the Products in the Territory. The Agent shall have the right to appoint sub-agents, subject to approval of the Principal which shall not be unreasonably withheld.

2.2 At least ten days prior to the beginning of each month, the Agent shall pass on to the Principal information of likely orders for the Products during the next three months.

2.3 The Agent shall solicit requests for quotations and orders for the Products for sale at the prices and upon the terms established and notified from time to time by the Principal to the Agent. The Agent shall forward to the Principal all quotations and orders received by it. All orders shall be subject to acceptance by the Principal in its sole and absolute discretion. The Principal reserves the right to refuse any business originating from the Territory, for lack of credit of the customers or otherwise, and the Agent shall not be entitled to any commissions thereon. The Principal shall have the right to cancel contracts or orders after acceptance without any liability to the Agent for commissions. The Agent shall forward to the Principal, promptly after receipt, all remittances in any form which it may collect or which may come into its possession.

2.4 The Principal may require advice and information from the Agent regarding the laws and regulations that apply in the Territory or parts of the Territory to which the Products must conform (e.g. import regulations, labeling, technical specifications, safety requirements, etc.). The Agent's reasonable costs and expenses incurred by compliance with such requests shall be borne by the Principal.

2.5 Except as expressly authorized by the Principal, the Agent shall not purport to act on behalf of the Principal, or incur liabilities on behalf of the Principal. The Agent agrees that it will not act, directly or indirectly, as an agent for products which are competitive with the Products.

                               -Page 2-

2.6 The Agent shall be responsible for its own operating expenses, including costs directly attributable to its sales efforts. The Agent is not responsible for costs of marketing and promotion and other costs referred to in
     Section 3.5.

3.   The Principal's responsibilities

3.1 The Principal shall supply to the Agent free of charge a reasonable quantity of samples, sales literature, all other necessary documentation relating to the Products and all other information which is necessary to enable the Agent to perform its duties hereunder to the Principal.

3.2 The Principal will, subject to the confidentiality provisions set out in Section 5 below, make available to the Agent documentation including technical specifications, copies of clinical studies and other know-how relating to the Products, as set out in Annex 2, as amended from time to time. The Agent shall have the right to furnish customers and sub-agents with product information.

3.3 The Principal shall not submit offers or quotations nor enter into any negotiations with, nor effect sales to any person or prospective customer without the Agent's prior written approval, and shall refer all offers, quotations or tenders relating to the Products to the Agent. The Agent recognizes that the Principal has granted to a third party rights to manufacture the Product pursuant to a non-exclusive toll manufacturing agreement. Both the Agent and the Principal shall have mutual links to each other's web sites.

3.4 As the sole and complete compensation for Agent's services hereunder, the Principal shall pay a commission to the Agent on all sales concluded by the Agent as follows:

     o [ * ] of the net sales price for all Products sold until the earlier to occur of (i) the first two years of this Agreement and (ii) [ * ] kilos have been sold pursuant to this Agreement; and

     o [ * ] of the net sales price for all Products sold thereafter.

     As used herein, net sales price shall mean the price of the Products charged by the Principal from time to time as established by the Principal, less any and all discounts, returns and allowances and taxes, freight, insurance and packaging charges incurred in connection with the shipping of the Products (and not incurred in connection with the manufacture of the Products). Commissions will be paid by the Principal to the Agent by the end of the month following the month in which the Principal has received a payment from the customer. If the customer pays in installments, the commission to the Agent will follow the same payment schedule. The Principal and the Agent shall agree on all credit terms for the customers. The Principal will furnish to the Agent copies of invoices and confirmations of purchase orders and, within 25 days after the end of each month, a report indicating collections received by the Principal in the prior month. The Agent agrees to assist Principal in policing receivables. The Principal shall have the sole right to charge back to the Agent's commissions the amount of any commissions already credited in connection

                                -Page 3-

     with all proper and allowable deductions made by the customer, such as discounts, allowances and adjustments for returned Products.

3.5 The Principal shall be responsible for all costs and expenses relating to marketing and promotion efforts, technical support, studies, and costs relating to compliance with laws and regulations, including approvals from public authorities. The Agent will not incur any costs or expenses on behalf of the Principal without the Principal's prior consent.

3.6 The amount to be allocated by the Principal to marketing and promotion shall reflect the aim of the Parties to obtain a maximum market penetration and the sales targets which are set out in Section 4.1. The parties shall each year agree on the Principal's marketing budget.

3.7 With the prior approval of the Principal, the Agent many undertake to perform additional services for the Principal at the Principal's expense, including, but not limited to storing, logistics services, repackaging or labeling. Costs relating to such services are not included in the commission to be paid by the Principal to the Agent.

3.8 The Principal will continue through December 31, 2001 its technical and marketing office in Chile, with all sales and customer contacts under the supervision of the Agent.
     Before the expiration of the period, the parties will agree on how to organize activities, including sales and technical support, in the Chilean market.

4.   Sales requirements and production capacity

4.1 The parties shall each year agree on production forecasts for the following year. The sales requirements for the first five contract years shall be as follows:

     Year                     Sales requirements (kilos of pure
                              astaxanthin)
     2001                     [ * ]
     2002                     [ * ]
     2003                     [ * ]
     2004                     [ * ]
     2005                     [ * ]

     After 2005, if this Agreement is renewed by the Agent as provided in Section 9.1 the sales requirements shall increase [ * ] per year at a compounded rate of growth.

4.2 The Principal shall at any time have a production capacity to meet the sales requirements, and agrees to use its best commercially feasible efforts to extend its production capacity in order to meet increase in demand. The parties shall continuously evaluate the expected demand for the coming 18 months.

4.3 The Principal has the right to withdraw the Agent's exclusivity if the Agent fails to:

                                -Page 4-

     o Obtain the agreed sales requirements in any two of the first five years; or

     o Sell in any two of the first five years at least 90% of Igene's production, where the production forecast has been agreed between the parties; or

     o Sell in any one year at least 80% of Igene's production, where the production forecast has been agreed between the parties.

     unless the failure to meet such requirements can be attributed to Principal's failure to perform its duties under this Agreement.

5.   Confidentiality

     Agent agrees that any and all trade secrets, confidential customer information, proprietary information, technical data and know-how relating to the Products and furnished to Agent hereunder shall be and remain the exclusive property of the Principal. Agent further agrees that it will not (and its stockholders and employees will not) during or after the termination of this Agreement, directly or indirectly, use or disclose to any person, firm or corporation, any information, trade secrets, confidential customer information, proprietary information, technical data or know-how relating to the Products acquired by the Agent during the term of this Agreement, without the prior written consent of the Principal. The Agent shall use its best efforts to cause its employees and stockholders to keep such information confidential. After termination of this Agreement, all documents furnished by the Principal to the Agent shall be returned by the Agent to the Principal.

6.   Trademarks

6.1 The Products will be sold under the Trademark specified in Annex 3 (the "Trademark"), which Agent acknowledges is the property of the Principal. The Principal warrants that it has no knowledge of any infringement proceedings relating to the Trademark. Agent agrees not to contest the validity of the Trademark.

6.2 The Agent shall have an exclusive right to use the Trademark on promotion materials and in its sales efforts and other performance of this Agreement. The use of the Trademark is not subject to payment of royalty or other fees. Principal and Agent agree to cooperate with each other in preventing any acts of trademark infringement or unfair competition with respect to the Trademark, but Principal shall have sole control over all actions and legal proceedings to suppress infringement of, or any unfair competition with respect to, the Trademark.

6.3 The Agent shall notify the Principal of any unauthorized use in the Territory of the Trademark. At the request and cost of the Principal, the Agent shall take part in or give assistance in any legal proceedings and execute any documents and do any things reasonably necessary to protect the Trademark. If the Agent is required to defend the Principal's Trademark due to Principal's failure to assume such defense, the Principal shall pay the Agent's legal expenses.

                                -Page 5-

7.   Patents

7.1 The Principal warrants that it holds the title and patent rights to the Products specified in Annex 4, pursuant to patents licensed to or owned by the Principal. Agent agrees not to contest the validity of any patents.

7.2 The Agent shall promptly inform the Principal of all acts of unfair competition, and all infringements and/or alleged or attempted infringements of patents, trademarks and similar rights of the parties, which come to the Agent's attention. The Agent may not take legal action relating to the Principal's intellectual property on behalf of the Principal without the Principal's prior written consent.

8.   Indemnity

8.1 The Principal warrants that the Products are manufactured in accordance with all applicable laws and regulations, and that the manufacture is in accordance with Good Manufacturing Standard. The Principal accepts complete responsibility for the manufacture of the Products and shall protect, indemnify and hold harmless the Agent from and against all loss, damage and expense awarded by a court of competent jurisdiction resulting from all claims, demands, actions, causes of action and judgments of any kind arising out of or attributable to the manufacture of the Products. EXCEPT AS OTHERWISE SET FORTH HEREIN, PRINCIPAL HEREBY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS OR APPLICABILITY FOR A PARTICULAR PURPOSE, REGARDING THE PRODUCTS. PRINCIPAL SHALL NOT BE LIABLE FOR CONSEQUENTIAL DAMAGES OR FOR ANY BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY, IF ANY, APPLICABLE TO THE PRODUCTS.

8.2 The Agent will protect, indemnify and hold harmless the Principal from and against all loss, damage and expense resulting from any and all claims, demands, actions, causes of action, and judgments of any kind arising out of or attributable to breach of this Agreement or other default or negligence on the part of the Agent.

8.3 The Principal shall maintain product liability insurance with limits of coverage fixed with the care and diligence of a prudent businessman. Proof of valid insurance shall be sent to the Agent each year.

9.   Termination

9.1 This Agreement shall commence on the date hereof and shall remain in full force and effect until December 31, 2005 (the "Initial Term"), and may thereafter be renewed by the Agent upon not less than 60 days prior written notice for an additional five year term if the Agent has maintained exclusivity for the first five years.

                                -Page 6-

9.2 Notwithstanding anything to the contrary contained in this Agreement, either Principal or the Agent shall have the right to terminate this Agreement for cause, with immediate effect, by giving written notice of such termination to the other, upon the occurrence of the following:

     (a) suspension or cessation of business by the other party or the dissolution or liquidation of the other party;

     (b) Insolvency of the other party or the voluntary institution by the other party of any proceeding under any statute of any governmental authority for the relief of debtors seeking the relief or readjustment of indebtedness, either through reorganization, composition, extension or otherwise or the involuntary institution against the other party of any such proceeding which is not vacated within ten days from the institution thereof, or the appointment of a receiver or other officer having similar powers for the other party or its business who is not removed within ten days from such appointment, or any levy under attachment, execution or similar process which is not vacated or removed within ten days by payment or bonding; or

     (c) Any substantial breach or violation by the other party of any material obligation contained in this Agreement which breach or violation is not corrected by the offending party within thirty days of its receipt of written notice thereof from the other.

9.3 In addition to its rights under Section 9.2, and not in limitation thereof, either Principal or Agent shall have the right to terminate this Agreement, with immediate effect, by giving written notice of such termination to the other, upon the occurrence of any of the following:

     (a) Any sale, assignment or transfer or attempted sale, assignment or transfer of this Agreement by the other party, in whole or in part, or any sale or attempted sale by the other party of its business or all or substantially all of the assets comprising its business, without the prior written consent of the party terminating this Agreement;

     (b) Grossly negligent or willful conduct on the part of the other party harmful to the goodwill of the party terminating this Agreement, the reputation of the Products or the marketing of the Products; or

     (c) Submission by the other party of a fraudulent report or statement or of a fraudulent claim for reimbursement, refund or credit.

9.4 Nothing contained in this Article 9 shall affect or impair any rights or obligations arising prior to or at the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement.

                                -Page 7-

9.5 The Principal shall have the right to terminate this Agreement at any time without cause, upon not less than 60 days prior written notice to the Agent.

     (a) If this Agreement is terminated by the Principal pursuant to this Section 9.5 hereof and the termination notice is served on or before 31 December 2005, ProBio shall be entitled to the higher of the following compensation amounts:

     (i)  USD[ * ], payable in 36 equal monthly installments; or
     (ii) Compensation equal to three times the commissions paid to the Agent in the year prior to termination, payable in 36 equal monthly installments;

          provided, however, that if this Agreement is terminated by the Principal in connection with the sale of the Principal (whether by way of sale of assets, merger or otherwise) (a "Sale"), then if (a) the Sale is for cash, the payment will be payable within nine months after the closing of the Sale or (b) the Sale is for notes or other non-cash consideration, the payment will be payable within 15 months after the closing of the Sale.

     (d) If this Agreement is terminated by the Principal pursuant to this Section 9.5 hereof and the termination notice is served on or after January 1, 2006 and on or before December 31, 2010, ProBio shall be entitled to the higher of the following compensation amounts:

     (i)  USD [ * ] payable in 24 equal monthly installments; or
     (ii) Compensation equal to two times the commissions paid to the Agent in the year prior to termination, payable in 24 equal monthly installments;

          provided, however, that if this Agreement is terminated by the Principal in connection with a Sale, then if (a) the Sale is for cash, the payment will be payable within nine months after the closing of the Sale or (b) the Sale is for notes or other non-cash consideration, the payment will be payable within 15 months after the closing of the Sale.


9.6  If the Agreement is terminated by the Principal pursuant to
     Section 9.5 hereof, and the termination notice is served on or after 1 January 2004, ProBio shall receive compensation in accordance with Section 9.5 (b).

9.7 Upon termination of this Agreement, all rights of the Agent to commissions on orders for the Products shall cease, except as to orders placed with the Principal by the Agent prior to the effective date of termination which shall then or thereafter be accepted by the Principal. In such event, the Principal shall not be liable to the Agent, except for commissions on orders subsequently filled as above provided, for compensation or damages of any kind, whether on account of the loss by the Agent of present or prospective profits

                                -Page 8-

     or anticipated sales or expenditures, investments or commitments made in connection with this Agreement, or on account of any other thing or cause whatsoever.

10.  Miscellaneous provisions

10.1 Waivers

     No consent or waiver, express or implied, by any party to or of any breach or default by any other party of any or all of its obligations under this Agreement will:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this paragraph;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligations;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this paragraph in any other subsequent instance.

10.2 Force Majeure

     In case of an event of force majeure preventing or hindering any party from performing its obligations under this Agreement, the affected party may give written notice to the other containing reasonable particulars of the force majeure event in question and the effect of such event as it relates to not constituting a default under this Agreement, provided that the party affected by the delay makes reasonable efforts to correct the reason for such delay. Such notice shall entitle the affected party to suspend deliveries or payments, as the case may be.

10.3 Severability

     If any provision or part of any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable:

          i. such part of the provision or such provision shall be severed from this Agreement;

          ii. such holding shall not in any way affect or impair the validity of the remaining part of such provision or any other provision of this Agreement, and the remaining part of such provision and the other provisions of this agreement shall be separately valid and enforceable to the full extent permitted by law;
               and

                                -Page 9-

          iii. each party hereby waives all defenses to the strict enforcement of any such provision or any part thereof by the other party to this Agreement.

     The parties further agree that if a court of competent jurisdiction at any time should determine that any of the restrictions placed on a party under this Agreement are unreasonable and accordingly unenforceable under the applicable law, the party so restricted agrees that such restrictions shall still apply to the greatest extent enforceable in terms of scope, term and area, and each party attorns to the jurisdiction of such court to rectify this Agreement to provide for the greatest restrictions in terms of scope, term and area as such court deems reasonable. Delegation without such consent shall be of no force or effect.

10.4 Successors

     This Agreement will enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

11.  Notices

11.1 All notices to be given by any party to another shall be in writing signed by a duly authorized officer of the party or legal advisor to such party, and shall be deemed to be effective when delivered on any Business Day at the address for notice of the intended recipient.

11.2 The address for notice of each of the parties will, until changed be:

          i.   for Igene:         Igene Biotechnology Inc.
                                  9100 Red Branch Road
                                  Columbia, MD 21045, USA

               Attention:         Steven Hiu, Ph.D.
               Telephone:         +1 410 997 2599
               Facsimile:         +1 410 730 0540
               E-mail:            hiu@igene.com

          ii.  for ProBio:        ProBio Nutraceuticals AS
                                  Forskningsparken i Tromso,
                                  9291 Tromso,
                                  Norway

               Attention:         Stein Ulve
               Telephone:         +47 77 75 99 00
               Facsimile:         +47 77 75 99 01
               E-mail:            probio@probio.no

                                -Page 10-

11.3 Delivery may be effected personally, by courier, by facsimile, or by any other method which permits a confirmation of the time and date of receipt. Any notice sent by facsimile or e-mail, received outside of the hours 9AM and 5PM on a Business Day shall be deemed to have been received at 9AM on the next Business Day in the jurisdiction to which such notice was sent.

12.  Governing law and Arbitration

12.1 This Agreement shall be governed by and interpreted in accordance with the laws in force in the Kingdom of Norway, and all statutes and regulations referred to in this Agreement, unless otherwise is specifically identified or follows from the context, are statutes and regulations of the Kingdom of Norway.

12.2 The parties shall undertake reasonable attempts to resolve all disputes arising out of this Agreement in an amicable manner. Should such attempts fail, disputes shall be referred to and finally resolved by arbitration in accordance with the Civil Procedure Act Chapter 32. The place of arbitration shall be Oslo.

13.  Assignment of rights

13.1 Neither of the parties hereto shall be entitled to assign any of its rights under this Agreement apart from assignment to a company within the same group of companies. The other Party hereto shall receive written information prior to any such assignment and no such assignment shall prejudice the contractual rights of the other party. Where this Agreement is assigned the assignee shall enter into the contractual rights and obligations of the assignor.

This Agreement is executed in two originals.


/s/ Mr. Michael Kimelman  		/s/ Mr. Stein Ulve
    _________________________           ________________________
    Igene Biotechnology Inc.            ProBio Nutraceuticals AS
    12/5/00                             12/5/00
    New York, NY                        Columbia, MD

                                -Page 11-